Exhibit 99.1
PRESS RELEASE
Evergreen Solar Commences Exchange Offers and Consent Solicitation
Marlboro, Massachusetts, January 3, 2011 — Evergreen Solar, Inc. (NasdaqCM: ESLRD), a manufacturer of String Ribbon® solar power products with its proprietary, low-cost silicon wafer technology, today announced that it has commenced exchange offers for its outstanding convertible debt. The Company is offering to exchange (i) an aggregate principal amount of up to $100,000,000 of new 4.0% Convertible Subordinated Additional Cash Notes due 2020, or the new 4% notes, for an aggregate principal amount of up to $200,000,000 of its 4.0% Senior Convertible Notes due 2013, or the existing 4% notes, and (ii) an aggregate principal amount of up to $165,000,000 of new 7.5% Convertible Senior Notes due 2017, or the new 7.5% notes, for an aggregate principal amount of up to $165,000,000 of its 13.0% Convertible Senior Secured Notes due 2015, or the existing 13% notes.
The exchange offer for the existing 4% notes is being conducted as a modified “Dutch auction” pursuant to which holders of such notes will have the opportunity to specify an exchange ratio at which they would be willing to exchange such notes for new 4% notes. Holders must submit tenders in the range from $425 principal amount to $500 principal amount of new 4% notes that would be issued for each $1,000 principal amount of existing 4% notes surrendered for exchange by such holder. If the 4% clearing exchange ratio is $425, the Company will issue $85,000,000 aggregate principal amount of new 4% notes, and if the 4% clearing exchange ratio is $500, the Company will issue $100,000,000 aggregate principal amount of new 4% notes, in each case assuming that $200,000,000 principal amount of existing 4% notes are tendered.
In exchange for each $1,000 principal amount of existing 13% notes that is tendered and accepted, holders of existing 13% notes will receive $1,000 principal amount of the Company’s new 7.5% notes. In addition, the Company is soliciting the consent of holders of the requisite principal amount of existing 13% notes to amend certain terms of the indenture governing the existing 13% notes. The proposed amendments would release the security interest and all of the collateral securing the Company’s obligations under the existing 13% notes, terminate the existing collateral documents and eliminate many of the restrictive covenants and certain events of default in the indenture governing the existing 13% notes.
The exchange offers and consent solicitation will expire at 11:59 p.m., New York City time, on January 31, 2011, unless extended. Tendered existing 4% notes and existing 13% notes may be withdrawn at any time prior to the expiration date. Consents may be revoked at any time prior to the expiration date. Consents may be revoked only by withdrawing the related existing 13% notes tendered in the 13% notes exchange offer and the withdrawal of any existing 13% notes will automatically constitute a revocation of the related consents.
In connection with the exchange offers and consent solicitation, the Company has set January 31, 2011 as the date for the special meeting of stockholders to approve the issuance of the new 4% notes and the new 7.5% notes (and the issuance of common stock issuable upon conversion of the notes) under the applicable provisions of Nasdaq Marketplace Rule 5635, and to approve an amendment to the Company’s certificate of incorporation to increase the Company’s authorized common shares to 240,000,000 from 120,000,000. Approval of these proposals is a condition to the exchange offers.
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The exchange offers and consent solicitation are a key element of the Company’s comprehensive recapitalization plan, which if completed, will substantially reduce the Company’s outstanding indebtedness and annual interest expense, exchange a portion of the Company’s existing debt for new debt with longer maturities, create a capital structure that the Company believes is more likely to cause the holders of the Company’s convertible debt to convert their notes into common stock (which would further accomplish the Company’s long term goal of substantially reducing its outstanding debt) and increase the Company’s flexibility to manage its business by eliminating certain restrictive covenants and the security interest contained in the existing 13% notes. As part of the recapitalization plan, the Company also intends to offer an additional $40,000,000 aggregate principal amount of the new 4% notes in an underwritten offering for cash.
Lazard Capital Markets LLC will serve as the dealer manager for the exchange offers and consent solicitation and sole bookrunner for the new money offering. The information agent for the exchange offers and consent solicitation is The Proxy Advisory Group, LLC and the exchange agent for the exchange offers and consent solicitation is U.S. Bank National Association.
Where You Can Find Additional Information
Details regarding the terms and conditions of the exchange offers and consent solicitation, including descriptions of the new notes and the material differences between the new notes and the existing notes, can be found in the registration statement that has been filed with the Securities and Exchange Commission (SEC) and in a tender offer statement on Schedule TO that has been filed with the SEC. Any investor holding the Company’s existing 4% notes or 13% notes should carefully read the registration statement, the tender offer statement and other documents the Company has filed or will file with the SEC, including the related letter of transmittal and consent, for more complete information about the Company, the exchange offers and the consent solicitation.
In connection with the exchange offers and consent solicitation, Evergreen Solar has filed a definitive proxy statement with the SEC and expects to file and mail the definitive proxy statement to stockholders on or about January 5, 2011. Stockholders are advised to read the definitive proxy statement because it will contain important information about the proposals to be presented and voted upon.
The registration statement, definitive proxy statement, the tender offer statement on Schedule TO and other related documents can be obtained for free from the SEC’s Electronic Document Gathering and Retrieval System (EDGAR), which may be accessed at www.sec.gov. Documents are also available for free upon written or oral request made to the office of the Corporate Secretary, Evergreen Solar, Inc., 138 Bartlett Street, Marlboro, Massachusetts 01752 (Telephone (508) 357-2221) and from the Company’s website at www.evergreensolar.com, or the information agent, The Proxy Advisory Group, LLC, at (212) 616-2180.
Neither the Company, its officers, its board of directors, the dealer manager, the exchange agent nor the information agent is making any recommendation as to whether holders should tender their existing notes for exchange pursuant to the exchange offers or deliver a consent pursuant to the consent solicitation.
Non-Solicitation
This press release does not constitute an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities. The exchange offers will not be made to, and the Company will not accept tenders for exchange from, holders of its outstanding 4% and 13% convertible notes in any jurisdiction in which the exchange offers or the acceptance of such offers would not be in compliance with the securities or blue sky laws of that jurisdiction.
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The Company and its directors, executive officers and other members of management and employees may be deemed participants in the solicitation of proxies in connection with the special meeting. Information concerning the interests of these persons, if any, in the matters to be voted upon is set forth in the proxy statement.
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About Evergreen Solar, Inc.
Evergreen Solar, Inc. develops, manufactures and markets String Ribbon® solar power products using its proprietary, low-cost silicon wafer technology. The Company’s patented wafer manufacturing technology uses significantly less polysilicon than conventional processes. Evergreen Solar’s products provide reliable and environmentally clean electric power for residential and commercial applications globally. For more information about the Company, please visit www.evergreensolar.com. Evergreen Solar® and String Ribbon® are trademarks of Evergreen Solar, Inc.
Safe Harbor Statement
This press release includes statements regarding expectations, beliefs, strategies, goals, outlook and other non-historical matters. Any such statements are forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include but are not limited to statements about the form and timing of the exchange offers, the consent solicitation, the special meeting of the Company’s stockholders and the proposed sale of new 4% notes. These forward-looking statements are neither promises nor guarantees and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the Company’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to: the risk that the Company does not commence or complete the exchange offers, as a result of a change in capital and debt market conditions, changes in the price of the Company’s common stock, unwillingness of the holders of existing notes to exchange their existing notes for new notes having the terms proposed, delays due to the SEC review process and the risk that the Company’s stockholders do not approve the proposals to be addressed at the special meeting. Further discussions of these and other potential risk factors may be found in the Company’s public filings with the SEC (www.sec.gov), including its Form 10-K for the fiscal year ended December 31, 2009. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statements, except as may be required by law.
CONTACT:
Evergreen Solar, Inc.
Michael McCarthy
Director of Investor & Government Affairs
mmccarthy@evergreensolar.com
Phone: 508-251-3261